                                                                      Exhibit 21

                               NORDSON CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT


                The following table sets forth the subsidiaries of the Registrant (each of which is included in the Registrant's consolidated financial statements), and the jurisdiction under the laws of which each subsidiary was organized.

         Jurisdiction of
          Incorporation                                               Name
         ---------------                                              ----
         INTERNATIONAL:
         Australia                                            Nordson Australia Pty. Limited
         Austria                                              Nordson GmbH
         Belgium                                              Nordson Benelux S.A./N.V. (1)
         Brazil                                               Nordson do Brasil Industria
                                                                E.Comercio Ltda.
         Canada                                               Nordson Canada Limited
         China                                                Nordson (China) Co. Ltd.
         Colombia                                             Nordson Andina Limitada
         Czech Republic                                       Nordson CS, spol.s.r.o.
         Denmark                                              Nordson Danmark A/S
         Finland                                              Nordson Finland Oy
         France                                               Nordson France S.A.
         Germany                                              Nordson Deutschland GmbH (2)
         Germany                                              Nordson Engineering GmbH
         Germany                                              Nordson Euro Trading GmbH (3)
         Hong Kong                                            Nordson Application Equipment, Inc.
         India                                                Nordson India Private Limited
         Italy                                                Nordson Italia SpA
         Japan                                                Nordson K.K.
         Japan                                                Nordson Engineering K.K.
         Malaysia                                             Nordson (Malaysia) Sdn. Bhd.
         Mexico                                               Nordson de Mexico, S.A. de C.V.
         The Netherlands                                      Nordson Benelux B.V. (4)
         The Netherlands                                      Nordson Technology B.V. (5)
         The Netherlands                                      Nordson European Distribution B.V.
         The Netherlands                                      Nordson B.V.
         Norway                                               Nordson Norge A/S
         Poland                                               Nordson Polska Sp.z.o.o.
         Portugal                                             Nordson Portugal Equipamento
                                                                Industrial, Lda.
         Russia                                               Nordson Deutschland GmbH -
                                                                Representative Office
         Singapore                                            Nordson S.E. Asia (Pte.) Ltd.
         South Korea                                          Nordson Sang San Ltd.
         Spain                                                Nordson Iberica, S.A.
         Sweden                                               Nordson Sverige AB
         Switzerland                                          Nordson (Schweiz) A.G. (6)
         Taiwan                                               Nordson Pacific, Inc. -
                                                                Representative Office
         Thailand                                             Nordson (Thailand) Limited
         United Kingdom                                       Nordson (U.K.) Limited
         United Kingdom                                       Spectral Technology Group Limited

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INTERNATIONAL LOCATIONS (cont.)

          Jurisdiction of
           Incorporation                                     Name
          ---------------                                    ----
         United Kingdom                              A.C.T. Spectral, Ltd. (7)
         US Virgin Islands                           Nordson FSC, Inc.
         Venezuela                                   Nordson International de Venezuela,
                                                       C.A.
         Vietnam                                     Nordson Pacific, Inc. -
                                                       Representative Office


         DOMESTIC
         --------
         Alabama                                     Nordson Corporation
         California                                  Asymptotic Technologies, Inc. (8)
         California                                  Slautterback Corporation
         California                                  Mountaingate Engineering, Inc.
         California                                  Heron Technology, Inc. (9)
         Connecticut                                 Electrostatic Technology, Inc.
         Delaware                                    Lambda Technologies, Inc. (10)
         Georgia                                     J and M Laboratories, Inc.
         Ohio                                        Nordson Pacific, Inc.
         Ohio                                        Nordson U.S. Trading Company
         Ohio                                        A.C.T. Spectral Inc.


( 1) Formerly known as Nordson Belgium N.V.
( 2) Owned by Nordson Engineering GmbH and Nordson Corporation
( 3) Owned by Nordson Engineering GmbH
( 4) A 65% owned joint venture
( 4) Formerly known as Nordson Nederland B.V.
( 5) Formerly known as Nordson Walcom B.V.
( 6) Owned by Nordson Benelux S.A./N.V.
( 7) Owned by Spectral Technology Group Limited
( 8) Doing business as Asymtek
( 9) Owned by Mountaingate Technology, Inc.
(10) Acquired an equity interest in this Company by purchasing 307,692 shares of Series "D" Preferred Stock with an option to purchase an additional 153,846 shares. Lambda Technologies, Inc. is located in Raleigh, North Carolina